EXHIBIT 10.1





      Assignment Contract of State-owned Land Use rights in Beijing










                 Printed by Beijing Municipal Administration
                   of State Land, Resources and Housing


The two parties concerned:

Assignor:         Beijing Municipal Administration of State Land, Resources
                  and Housing


Legal address:     1 Nanwanzi Hutong, Nanheyan Street, Dongcheng District,
                   Beijing

Mailing address:   1 Nanwanzi Hutong, Nanheyan Street, Dongcheng District,
                   Beijing

Zip code:           100006

Legal representative:     Miao Leru
Title:                    Director general



Assignee:          Beijing Dahua Garden Real Estate Development Ltd.

Legal address:     Lutuan Village, Beiqijia Town, Changping District, Beijing

Mailing address:    box 6383, Beijing

Zip code: 102209

Legal representative:    Du Yonglin
Title:                   President





                             Chapter I
                         General Provisions


1. This contract is enacted in accordance with the Land Administration Law of the People's Republic of China (hereinafter abbreviated as Land Administration Law), the Urban Real Estate Administration Law of the People's Republic of China (hereinafter abbreviated as Real Estate Administration Law), Provisional Regulations for Urban State-owned Land Use rights Assignment and Transfer of the People's Republic of China (hereinafter abbreviated as the Provisional Regulations), Implementing Method for Provisional Regulations for Urban State-owned Land Use rights Assignment and Transfer of the People's Republic of China (hereinafter abbreviated as the Implementing Methods) and other relevant laws, regulations, rules of the State and the Municipality for the purpose of defining the rights and interests of the assignor and assignee based on equal, freewill and compensated principles.


2. For the land, of which the land use rights is acquired through assignment according to this contract, the land ownership belongs to the People's Republic of China. For the land, the State and government have the right of jurisdiction and executive power awarded by the law, have other rights stipulated in the laws, regulations, rules of the People's Republic of China that should be executed by the State and other necessary rights and interests for the need of social public interest. Underground resources, objects buried underground, hidden articles and public utilities of the municipal administration are not in the range of this land use rights assignment.


                            Chapter II
              Assigning Mode of the Land Use rights


3.   Assigning mode:    Agreement



                            Chapter III
                           Land conditions

4.   Land location: Lutuan Village, Beiqijia Town, Changping District, Beijing

5.   Land type: Independent land

6. Assignment area of the land is 59691.02 square meters. See detailed situation about the location and the four boundaries in attached drawing of this contract. Planned total building area on the assigned land is 36430.08 square meters. The above ground planned building area is 27019.88 square meters and the underground planned building area is 9410.20 square meters. The exact area of the above said items shall be fixed through the measuring results of the departments of Municipal Administration of State Land, Resources and Housing after the Project has been completed. The attached drawing has been sealed and confirmed by the assignor and assignee.

7.   Use of the land plan: Residential and commercial purpose.

8. Duration of assignment of the land use rights: Land use rights are seventy years for residential purpose and forty years for commercial purpose. The time shall be count from the date of execution of this contract.



                            Chapter IV
                   Land fees and type of Payment

9. The land price of this contract includes the assignment fee of the land use rights. The land price standard for assigning the land use rights of this land are as follows: ground assignment fee is 300 yuan/square meter for residential purpose, 300 yuan/square meter for commercial purpose. The assignee shall pay RMB seventeen million, nine hundred and seven thousand, three hundred and six (17,907,306) yuan land price for the land, which constitutes RMB seventeen million, nine hundred and seven thousand, three hundred and six (17,907,306) yuan of the assignment fees for the land use rights.

10. The assignee shall pay the land price according to the following time limit: The assignee must pay 15% of the total land price to the assignor on the date of execution of this contract, i.e. RMB two million six hundred eighty-six thousand ninety-six (2,686,096) yuan, as deposit for implementing this contract. The deposit could be used to offset the land price. The remained land price, i.e. RMB fifteen million two hundred twenty-one two hundred and ten yuan, shall be paid up within 180 days after the signing of this contract. And in addition to paying the land price, the assignee shall pay fees on use of funds of the remained land price at an interest rate of 0.2% per month from the 61st day after the signing of this contract to the 180th day.

11. The assignee is obligated to pay the land price. The assignee shall transfer the sum of money required in this contract to the designated bank account of the assignor or pay in check within the period stipulated in the contract.

      Deposit bank of the assigning party: Bank of Communications Beijing
                                           Branch's Dongdan Branch

      Account name:    Beijing Municipal Administration of State Land,
                       Resources and Housing
                       RMB account No.: 06019401 2015050055

      Deposit bank of the assignee:   Bank of Communication Beijing Branch's
                                       Dongdan Branch

      Beijing name:       Beijing Dahua Garden Real Estate Development Ltd.
      RMB account No.:    8598

      If the assignor's bank account has any change, please notify the assignee in written form within 10 days after the change; the assignee shall not bear any delay charge responsibilities resulting from a delayed payment due to untimely notice of the assignor.

12. The assignee shall pay other relevant taxation according to law in addition to the land price stipulated in the Article 11 of this contact.



                                     Chapter V
                       Land use rights and the alternation of it


13. Within 30 days from the date the assignee shall have paid RMB seven million one hundred sixty-two thousand nine hundred twenty-two yuan, if the assignee applies for and obtains approval, the assignor may issue a temporary State-owned Land Use Certificate of the People's Republic of China to the assignee.

14. Within 30 days after the assignee has paid up the entire land price, the assignor party shall issue the State-owned Land Use Certificate of the People's Republic of China to the assignee.

15. After having obtained the state-owned land use rights legally, the assignee could assign (including sale, exchange, gratuitous transfer), lease and mortgage the land use rights to others or for other economic activities. The lawful rights and interests are under the protection of the laws of the State.

16. The land use rights of the range of use shall accompany the assignment of the above-ground buildings and the ownership of other attachments of the assignee. The useful life of the land of the assignee in the assignment is the remaining years of the contract (the agreed useful years of this contract minus the years having been used equals the remaining years). The assignee shall go to relevant department of the Administration of State Land, Resources and Housing to complete ownership transfer registration of land use rights, buildings and other attachments within 60 days of the signing of the contract.

17.   The following conditions must be met before any assignment:

      (1) The land price is paid in full and State-owned Land Use Certificate of the People's Republic of China is obtained;

      (2) The land is developed and used according to the time and conditions stipulated in the contract. The development and construction investment of housing construction project shall not be less than 25% of the total amount of the project (exclude the land price); large scale land development shall form the condition of land use for industrial purpose or other conditions of land use for construction.

18. The assignee shall sign written agreement when leasing and mortgaging the property and land use rights. The content of the lease or mortgage agreement signed with the tenant or mortgagee shall not violate relevant stipulations of this contract; and complete registration procedures with relevant departments of the Administration of State Land, Resources and Housing with 30 days of signing the lease or mortgage agreement. The assignee shall carry out this contract further after the rent or mortgage.



                                 Chapter VI
                   Time limit for the investment development

19. The assignee shall begin the construction according to the approved plan design drawing and construction design drawings within 180 days after the signing of the contract; and shall accomplish not less than 9108 square meters amount of work before July 30, 2003.

20. The assignee shall complete the project before October 30, 2003. If the assignee really has difficulty to begin the construction according to the above said requirements for the particularity, due to complication or excessive scale of the project, the assignee may apply for a construction or completion postponement with the assignor. The construction could only be delayed after getting approval, but the delayed period could not exceed 360 days.

21. If the assignee does not begin construction within one year after the start date agreed upon in the contract, the assignee shall pay vacant land tax to the assignor and the amount is equal to 20% of the land use rights assignment fee; if the assignee does not begin construction within two years, the assignor may reclaim the land use right without compensation, except for the following reasons for delay: force majeure, the action of relevant departments of the government or delay caused by the early stage work.


                                   Chapter VII
         Urban plan and the infrastructure requirements of the municipality


22. The assignee shall use the land according to the land use and plan conditions stipulated in Annex I. The assignee shall make application in advance if there is need to change the use of land and conditions of use. After approval by the assignor and the Urban Plan Administration, both parties shall sign an amendment to the land use rights assignment or sign a new land use rights assignment contract, adjust the land price and completer registration procedures for such amendment.

23. The People's Government of Beijing reserves the urban planning design right of the land. The existing buildings shall not be affected by the alternation of the original land use plan. But if the assignee applies to renew the term of land use rights upon expiration, or when the assignee rebuild on the land within the land use term, it shall be executed according to the plan then in effect. If the assignee is affected by the change of the plan, the government shall not be responsible for compensating the assignee for any effects resulting from the change in planning.

24. Assignee shall obtain consent from competent authorities over the land for disposition of the existing facilities in the assigned land. As for infrastructure construction outside the assigned land, such as roads, water supply, electricity supply, gas supply, heat supply, telecommunications and sewage, etc., the assignee shall entrust specialized competent authorities to make construction plans, which shall be confirmed by the competent authority in charge of urban plan.

25. The assignee shall complete application procedures for introducing water mains, and electricity, gas, heat, telecommunication, sewage systems and other facilities as well as the interface of main pipelines during the period of construction, and shall pay for relevant fees.

26. During the period of construction in the land, if the sewers, water ways, electric cables, other pipelines or buildings in neighboring land lot are destroyed owning to the construction, the assignee or its entrusted construction unit shall be responsible for repairing in time or rebuilt; and they shall also bear all the costs resulting from the repair project.

27. The assignee shall keep the public utilities inside or in the neighboring area of the land lot within the useful life of the land use in order to avoid losses, or else, the assignee shall bear all the costs resulting from the repair project.



                                   Chapter VIII
                 Administration requirements for urban construction

28. The assignee shall use the land and carry out construction in accordance with relevant rules and regulations of the State and our city involving such city construction administration aspects as landscaping, city appearance, sanitation, environmental protection, fire safety and traffic.

29. The assignee shall assure easy access for administrative personnel, policemen, firemen, rescue workers and their equipment, vehicles used in emergency conditions for emergency rescue. The assignee should allow easement for various pipelines built by the government for the need of public service to run through the green area and other areas of the assigned land.

30. During the term of the land use rights, the assignor has the right to supervise the land use condition within the range of the assigned land, the assignee shall not refuse or obstruct.

31. The assignee shall not occupy any land outside the red line for any reason without authorization (including piling up goods and equipment), or else, the assignee shall be punished for taking up land illegally.



                                  Chapter IX
                       Termination of the land use rights

32. If the assignee wants to use the land continuously when the time limit stipulated in the contract expires, the assignee shall make an application at least one year before the expiration date; if the assignee does not apply for a renewal of terms or the application is not approved, the assigning party could reclaim the land use rights without compensation.

33. The land use rights shall terminate automatically for the following reasons: the assigned period of time stipulated in the contract expires; the assignee does not apply for renewal of the contract or the application is not approved; the land use rights are claimed back according to law ahead of time or the loss of the land. The termination procedure shall be completed according to relevant regulations of the State and Beijing
       Municipality.


                                    Chapter X
                              Legal responsibility


34. If the assignee does not pay the land price according to Article 9 and 10 of this contract, an overdue fine shall be paid to the assignor from the due date stipulated in the contract to the date of actual payment. The fine for one day delay is 2.1/10,000 of the overdue fee amount. If the land price is paid more than 60 days later, the assignor shall not refund the deposit and have the right to cancel this contract as well as require a compensation for breaching the contract.

35. If the assignor does not provide the land use rights according to the stipulation of this contract, it shall refund the deposit to the assignee; the assignee has the right to cancel this contract and require a compensation for breaching the contract.

36. The execution, validity, interpretation, implementation and dispute resolution of this contract shall be governed by the laws of the People's Republic of China and is under the legal protection and jurisdiction of the State.

37. The two parties shall fulfill their respective obligations according to this contract; abide by relevant laws and regulations of the State and Beijing Municipality self-consciously. If there is any dispute, the two parties shall negotiate friendly to settle it. Should the effort to resolve a dispute fail, the parties may bring legal action at a people's court of competent jurisdiction.



                                    Chapter XI
                                   Force majeure

38. Any of the party shall not be held responsible for the nonperformance, in whole or in part, of the contract owing to an event of force majeure. However, all necessary remedial measures shall be taken to minimize the losses resulted from the force majeure if the condition is permissible.

39. The party affected by the event of force majeure shall notify the other party in written form (letter, telegraph, telex or fax) within 3 days after the event of force majeure ceases, and submit a report to explain the reason for not being able to perform or delayed performance in whole or in part of the contract within 10 days after the event of force majeure.



                                  Chapter XII
                             Supplementary Provisions

40. This contract shall come into force after signed by the duly authorized legal representatives or authorized proxies and affixed with the official seal of the unit of the legal representative.

41. The two parties could formulate additional written agreement for matters not stipulated in this contract as annex of this contract.

42. The annex and attached drawing are integral parts of this contract and have the same legal effect as this contract.

43. This contract is made out in two originals, each party hold one original; there are three copies of the contract, each of the two parties and the housing and land administration where the land located holds one. The two originals and three copies of the contract have the same legal effect.

44. Beijing Municipal Administration of State Land, Resources and Housing reserves the right to interpret this contract.


Assignor:

Beijing Municipal Administration of State Land, Resources and Housing (Seal)



/s/ Miao Leru
-------------------------------
Miao Leru, Legal representative



Assignee:

Beijing Dahua Garden Real Estate Development Ltd. (Seal)


/s/ Du Yonglin
--------------------------------
Du Yonglin, Legal representative






                           Annex I



                 Conditions for land use and plan



1.   The use of the land plan: residential purpose, commercial purpose

2.   Planned floor area: 74464.9 square meters
     Land area used for construction: 59691.02 square meters Land area of agent collection: 14773.88 square meters Total planned building area: 36430.08 square meters Above ground building area: 27019.88 square meters Underground building area: 9410.20 square meters

3. Assigned land area: land for residential purpose is X square meters; land for commercial purpose is 59691.02 square meters
     Total assigned building area: 36430.08 square meters
     Above ground building area: 27019.88 square meters
     Underground building area: 9410.20 square meters

4.   Volumetric fraction: implement according to the approved plan

5.   Structural depth: implement according to the approved plan

6. Drop-back requirements for buildings: implement according to the approved plan

7.   Space between buildings: implement according to the approved plan

8.   Green level: implement according to the approved plan

9.   Architectural art: implement according to the approved plan

10. Position of the entrance and the exit: implement according to the approved plan

11. Building requirements for the parking lot: implement according to the approved plan

12.  Relief height: implement according to the approved plan